Exhibit 99.01
Cadence Reports First Quarter 2021 Financial Results
SAN JOSE, Calif. — April 26, 2021 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the first quarter of 2021.

Cadence reported first quarter 2021 revenue of $736 million, compared to revenue of $618 million for the same period in 2020. On a GAAP basis, Cadence achieved operating margin of 28 percent and recognized net income of $187 million, or $0.67 per share on a diluted basis, in the first quarter of 2021, compared to operating margin of 23 percent and net income of $124 million, or $0.44 per share on a diluted basis for the same period in 2020.

Using the non-GAAP measure defined below, operating margin for the first quarter of 2021 was 38 percent and net income was $231 million, or $0.83 per share on a diluted basis, compared to operating margin of 32 percent and net income of $166 million, or $0.60 per share on a diluted basis, for the same period in 2020.

“Cadence delivered excellent financial results for the first quarter driven by strong execution and ongoing momentum in our core business and accelerating growth in our systems businesses” said Lip-Bu Tan, chief executive officer. “Innovation is foundational to our Intelligent System Design strategy and since the start of 2021 we introduced several exciting new products, including the Palladium Z2 emulation platform, Protium X2 prototyping platform and next-generation Sigrity X for systems analysis. We broadened our systems analysis portfolio with the successful completion of the NUMECA and Pointwise acquisitions, enabling us to provide more capabilities and value to our customers while increasing our TAM.”

“I am pleased to report that we exceeded all of our key operating metrics for the quarter,” said John Wall, senior vice president and chief financial officer. “We are raising our outlook for revenue, non-GAAP operating margin and non-GAAP earnings for the year while we continue to invest in our expanding multiphysics platform.”
CFO Commentary
Commentary on the first quarter 2021 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second quarter of 2021, the company expects total revenue in the range of $705 million to $725 million. Second quarter GAAP operating margin is expected to be approximately 22 percent and GAAP net income per diluted share is expected to be in the range of $0.44 to $0.48. Using the non-GAAP measure defined below, operating margin is expected to be approximately 36 percent and net income per diluted share is expected to be in the range of $0.74 to $0.78.
For 2021, the company expects total revenue in the range of $2.88 billion to $2.93 billion. On a GAAP basis, operating margin is expected to be in the range of 23 percent to 24 percent and GAAP net income per diluted share for 2021 is expected to be in the range of $2.01 to $2.09. Using the non-GAAP measure defined below, operating margin for 2021 is expected to be in the range of 35 percent to 36 percent and net income per diluted share for 2021 is expected to be in the range of $2.99 to $3.07.
Our fiscal years are 52- or 53-week periods ending on the Saturday closest to December 31. Fiscal 2021 will be a 52-week fiscal year. Fiscal 2020 was a 53-week fiscal year, with an additional week in our fourth quarter of 2020.
A schedule showing a reconciliation of the business outlook from GAAP operating margin, GAAP net income and diluted net income per share to non-GAAP operating margin and non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, Anirudh Devgan, president and John Wall, senior vice president and chief financial officer, will host the first quarter 2021 financial results audio webcast today, April 26, 2021, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 26, 2021 at 5 p.m. (Pacific) and ending June 18, 2021 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary electronic products from chips to boards to systems for the most dynamic market applications, including consumer, hyperscale computing, 5G communications, automotive, mobile, aerospace, industrial and healthcare. For seven years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at cadence.com.

© 2021 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
This document includes forward-looking statements which are based on current expectations and preliminary assumptions that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; (ix) the effects of any litigation or other proceedings to which Cadence is or may become a party; and (x) the duration, severity and effects of the COVID-19 pandemic and containment measures on Cadence, its employees, and its suppliers and customers, which may also have the effect of heightening the other risks described in this paragraph. In addition, the timing and amount of Cadence's repurchase of its common stock under the authorizations will be subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring, executive severance and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	April 3, 2021	March 28, 2020
	(unaudited)
GAAP operating margin as a percent of total revenue	28%	23%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring and other credits	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	(1)%
Special charges	0%	0%
Non-GAAP operating margin as a percent of total revenue	38%	32%

Net Income Reconciliation	Three Months Ended
	April 3, 2021	March 28, 2020
(in thousands)	(unaudited)
Net income on a GAAP basis	$187,169	$123,988
Stock-based compensation expense	52,596	46,482
Amortization of acquired intangibles	16,399	15,066
Acquisition and integration-related costs	5,510	3,970
Restructuring and other credits	(277)	(1,067)
Non-qualified deferred compensation expenses (credits)	1,898	(4,796)
Special charges	—	124
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(3,332)	8,011
Income tax effect of non-GAAP adjustments	(28,782)	(25,483)
Net income on a non-GAAP basis	$231,181	$166,295

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	April 3, 2021	March 28, 2020
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.67	$0.44
Stock-based compensation expense	0.19	0.17
Amortization of acquired intangibles	0.06	0.05
Acquisition and integration-related costs	0.02	0.02
Restructuring and other credits	—	—
Non-qualified deferred compensation expenses (credits)	—	(0.02)
Special charges	—	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	0.03
Income tax effect of non-GAAP adjustments	(0.10)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.83	$0.60
Shares used in calculation of diluted net income per share	280,140	279,265

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 18, 2021, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s second quarter 2021 earnings release is published, which is currently scheduled for July 26, 2021.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 3, 2021 and January 2, 2021
(In thousands)
(Unaudited)

	April 3, 2021	January 2, 2021
Current assets:
Cash and cash equivalents	$742,981	$928,432
Receivables, net	388,666	338,487
Inventories	76,592	75,956
Prepaid expenses and other	141,490	135,712
Total current assets	1,349,729	1,478,587
Property, plant and equipment, net	305,089	311,125
Goodwill	912,603	782,087
Acquired intangibles, net	264,671	210,590
Deferred taxes	729,296	732,290
Other assets	437,571	436,106
Total assets	$3,998,959	$3,950,785
Current liabilities:
Accounts payable and accrued liabilities	$271,241	$349,951
Current portion of deferred revenue	521,100	446,857
Total current liabilities	792,341	796,808
Long-term liabilities:
Long-term portion of deferred revenue	92,574	107,064
Long-term debt	346,988	346,793
Other long-term liabilities	224,624	207,102
Total long-term liabilities	664,186	660,959
Stockholders’ equity	2,542,432	2,493,018
Total liabilities and stockholders’ equity	$3,998,959	$3,950,785

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended April 3, 2021 and March 28, 2020
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Revenue:
Product and maintenance	$699,054	$581,699
Services	36,974	36,258
Total revenue	736,028	617,957
Costs and expenses:
Cost of product and maintenance	64,906	55,446
Cost of services	19,061	19,017
Marketing and sales	132,826	125,744
Research and development	270,992	241,668
General and administrative	39,952	33,592
Amortization of acquired intangibles	4,631	4,206
Restructuring and other credits	(277)	(1,067)
Total costs and expenses	532,091	478,606
Income from operations	203,937	139,351
Interest expense	(4,217)	(4,637)
Other income (expense), net	2,701	(4,534)
Income before provision for income taxes	202,421	130,180
Provision for income taxes	15,252	6,192
Net income	$187,169	$123,988
Net income per share - basic	$0.68	$0.45
Net income per share - diluted	$0.67	$0.44
Weighted average common shares outstanding - basic	274,021	273,476
Weighted average common shares outstanding - diluted	280,140	279,265

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 3, 2021 and March 28, 2020
(In thousands)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash and cash equivalents at beginning of period	$928,432	$705,210
Cash flows from operating activities:
Net income	187,169	123,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,218	33,321
Amortization of debt discount and fees	264	254
Stock-based compensation	52,596	46,482
(Gain) loss on investments, net	(1,433)	3,215
Deferred income taxes	2,710	3,904
Provisions for losses (recoveries) on receivables	77	(77)
ROU asset amortization and change in operating lease liabilities	(2,136)	706
Other non-cash items	302	183
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(45,927)	26,475
Inventories	(669)	(5,260)
Prepaid expenses and other	(3,014)	(4,964)
Other assets	6,260	(8,344)
Accounts payable and accrued liabilities	(80,769)	(84,839)
Deferred revenue	59,166	86,914
Other long-term liabilities	(2,372)	(4,239)
Net cash provided by operating activities	208,442	217,719
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,968)	(22,179)
Cash paid in business combinations, net of cash acquired	(189,262)	(193,820)
Net cash used for investing activities	(206,230)	(215,999)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	350,000
Proceeds from issuance of common stock	46,384	33,312
Stock received for payment of employee taxes on vesting of restricted stock	(56,385)	(37,528)
Payments for repurchases of common stock	(172,267)	(100,022)
Net cash provided by (used for) financing activities	(182,268)	245,762
Effect of exchange rate changes on cash and cash equivalents	(5,395)	(6,407)
Increase (decrease) in cash and cash equivalents	(185,451)	241,075
Cash and cash equivalents at end of period	$742,981	$946,285

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2020					2021
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	43%	44%	42%	41%	42%	46%
China	13%	12%	17%	17%	15%	12%
Other Asia	18%	19%	19%	18%	18%	18%
Europe, Middle East and Africa	19%	18%	16%	17%	18%	18%
Japan	7%	7%	6%	7%	7%	6%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2020					2021
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Custom IC Design and Simulation	25%	24%	24%	26%	25%	23%
Digital IC Design and Signoff	29%	28%	27%	31%	29%	27%
Functional Verification, including Emulation and Prototyping Hardware	23%	24%	23%	19%	22%	26%
IP	14%	14%	15%	13%	14%	14%
System Design and Analysis	9%	10%	11%	11%	10%	10%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 26, 2021
(Unaudited)

	Three Months Ending July 3, 2021	Year Ending January 1, 2022
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	~22%	23% - 24%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	7%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring and other charges (credits)	0%	0%
Non-qualified deferred compensation expenses	0%	0%
Special charges*	4%	1%
Non-GAAP operating margin as a percent of total revenue†	~36%	35% - 36%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 26, 2021
(Unaudited)

	Three Months Ending July 3, 2021	Year Ending January 1, 2022
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.44 to $0.48	$2.01 to $2.09
Stock-based compensation expense	0.19	0.79
Amortization of acquired intangibles	0.06	0.24
Acquisition and integration-related costs	0.02	0.08
Non-qualified deferred compensation expenses	—	0.01
Special charges*	0.09	0.09
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.06)	(0.22)
Diluted net income per share on a non-GAAP basis†	$0.74 to $0.78	$2.99 to $3.07

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 26, 2021
(Unaudited)

	Three Months Ending April 3, 2021	Year Ending January 1, 2022
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$122 to $133	$563 to $586
Stock-based compensation expense	53	222
Amortization of acquired intangibles	17	67
Acquisition and integration-related costs	6	21
Non-qualified deferred compensation expenses	—	2
Special charges*	26	26
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	(3)
Income tax effect of non-GAAP adjustments	(17)	(60)
Net income on a non-GAAP basis†	$207 to $218	$838 to $861

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Comprised of cost related to a voluntary retirement program.

**	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.